Exhibit 10.1

FIRST MODIFICATION TO LOAN AND SECURITY AGREEMENT

This First Modification to Loan and Security Agreement (this “Modification”) is entered into by and between NEPHROS, INC., a Delaware corporation (“Borrower”), on the one hand, and TECH CAPITAL, LLC, a California limited liability company (“Lender”), on the other hand, as of this 20th day of December, 2019 at San Jose, California.

RECITALS

A. Lender and Borrower previously entered into a Loan and Security Agreement dated August ___, 2017, as modified from time to time pursuant to one or more Modifications to Loan and Security Agreement (collectively, the “Loan Agreement”) Initially capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

B. Borrower has requested, and Lender (subject to fulfillment of the Conditions Precedent set forth below) has agreed, to modify the Loan Agreement as set forth below to, among other things, increase the Maximum Amount of the loan commitment to $2,500,000.00.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference. The Loan Agreement and the above Recitals are incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall become effective upon fulfillment of the Conditions Precedent set forth below as required by Lender.

3. Modifications to Loan Agreement.

(a) The second sentence of Section 1 of the Loan Agreement is hereinafter amended to read as follows, with the remainder of Section 1 to remain unchanged and in full force and effect:

“The “Allowable Amount” means the lesser of (a) Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “Maximum Amount”), or (b) the Borrowing Base, with “Borrowing Base” meaning the sum of (i) Eighty-Five percent (85%) of the Net Face Amount of Prime Accounts (both as defined in Paragraph 2), but in any event not in an aggregate amount in excess of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the “A/R Borrowing Base”), plus (ii) fifty percent (50%) of the Current Market Cost (as defined in Paragraph 2) of finished goods that constitute Eligible Inventory, but in any event not in an aggregate amount in excess of the lesser of Six Hundred and Twenty-Five Thousand and 00/100 Dollars ($625,000.00) or Seventy-Five percent (75%) of the aggregate Net Face Amount of Prime Accounts (the “Inventory Borrowing Base”).”

(b) Section 4 of the Loan Agreement is hereinafter amended to increase the Minimum Monthly Interest Payment set forth therein to Six Thousand Five Hundred and 00/100 Dollars ($6,500.00) per month, with the remainder of such Section 4 to remain unchanged and in full force and effect.

(c) Section 5(a) of the Loan Agreement is hereinafter amended and restated in its entirety to read as follows:

(a) Loan Fee – On December 20th, 2019 and annually, every twelve (12) months thereafter while any Obligations remain outstanding, Borrower, without demand, agrees to pay Lender a loan fee in the amount of one-half of one percent (0.50%) of the Maximum Amount (the “Loan Fee”).

(d) The first two (2) sentences of Section 32 of the Loan Agreement shall be amended to read as follows, with the remainder of Section 32 to remain unchanged and in full force and effect:

“This Agreement shall be effective on the Effective Date and shall remain in full force and effect for a period through December 20th, 2020. Notwithstanding the preceding sentence, this Agreement shall be renewed automatically for successive periods (each, a “Renewal Term”) equal to twelve (12) months unless this Agreement is terminated by Borrower giving written notice (a “Termination Notice”) to Lender specifying such termination.”

4. Conditions Precedent. The effectiveness of this Modification is conditioned upon fulfillment of the following conditions precedent as required by Lender, with any unfulfilled conditions precedent (unless waived by Lender) to become conditions subsequent to be immediately satisfied:

(a) Borrower shall have executed and delivered a copy of this Modification to Lender;

(b) Borrower shall have paid Lender the Loan Fee of $12,500.00 due on December 20th, 2019;

(c) The delivery, execution, resolution and/or completion (as applicable), to Lender’s satisfaction, of all other documents, matters or acts required by Lender in connection with this Modification including, without limitation:

(i) N/A.

(d) Borrower shall have paid a legal deposit to Lender in the amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) to be applied against Lender’s attorneys’ fees and costs incurred in connection with the preparation and negotiation of this Modification and related documents, which fees and costs (at Lender’s option) may be charged as an Advance under the Loan Agreement and added to the Obligations regardless of whether an Overadvance will result.

5. Releases. In consideration of Lender’s agreement to enter into this Modification, Borrower and the undersigned each release Lender and its respective agents, employees, officers, directors, attorneys, representatives, insurers, and successors and assigns (individually and collectively, the “Released Parties”), from any and all claims, whether or not such claims are known, unknown or suspected to exist, and causes of action which have been sustained or may be sustained, relating in any way to the lending relationship between Lender, on the one hand, and Borrower and/or the undersigned, on the other hand (individually and collectively, the “Released Matters”). Borrower and the undersigned each covenant and agree that neither they nor their agents, employees or successors and assigns will hereafter commence, maintain or prosecute any action at law or otherwise, or assert any claim against the Released Parties, for damages or loss of any kind or amount arising out of the subject matter of the Released Matters. It is the intention of each of Borrower and the undersigned that this release shall be effective in full and final accord and satisfaction and release of and from all Released Matters. Borrower and the undersigned each hereby waive any and all rights which they have or may have against the Released Parties under the provisions of Section 1542 of the California Civil Code (or other applicable law) as now worded and hereafter amended, which section presently read as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6. Reaffirmations. Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement (as amended by this Modification) and in any document incident thereto or connected therewith.

7. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Loan Agreement remain in full force and effect.

8. No Waiver of Events of Default. As of the date hereof, Lender may have been unable to ascertain the existence of any events of default under the Loan Agreement, and Lender’s failure to refer herein to any existing event of default shall not be deemed a waiver of any such existing event of default.

9. Counterparts. This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

10. Electronic Signature. This Modification, or a signature page thereto intended to be attached to a copy of this Agreement, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “.pdf” file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the person who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

11. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereof must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this First Modification to Loan and Security Agreement as of the date first set forth above.

NEPHROS, INC.,

a Delaware corporation

By:	/s/ Daron Evans
Name:	Daron Evans
Title:	President & Chief Executive Officer

TECH CAPITAL, LLC,

a California limited liability company

/s/ Hank Noon
By:	Hank Noon
Its:	Senior Vice President, Head of Asset Based Lending